EXHIBIT 99.1
PRESS RELEASE

For Immediate Release

FemOne announces First Quarter 2006 Earnings Results:
Increased Gross Profits by 62%; Increased Sales by 54%

Carlsbad, CA, May 22, 2006 - FemOne, Inc. (OTCBB: FEMO), a publicly held Nevada corporation (the “Company”), reported consolidated net sales for the quarter ended March 31, 2006 of $2,695,730 an increase of 54% from the prior year. Sales from the Company’s BIOPRO Technology division represented 86% of consolidated revenues for 2006.

The gross profits in 2006 increased to $2,111,390, an increase of 62% over gross profits of $1,306,320 in 2005.

Consolidated net loss from operations for the three months ended March 31, 2006 increased to $539,811, less than 1% over $537,571 in 2005.

Consolidated net loss attributable to common stockholders for the three months ended March 31, 2006 was $1,930,251 or $0.02 per share, compared to net loss of $1,288,246 or $0.04 per share a year ago. Included in the consolidated net loss attributable to common stockholders for the three months ended March 31, 2006 are net non-cash expenses of approximately $1.4 Million from the increase in the valuation of derivative liabilities at March 31, 2006, partially offset by gains recorded in the quarter.

Operating expenses for the three months ended March 31, 2006 were $2,651,201 compared to $1,843,890 for the three months ended March 31, 2005. The increase in operating expenses is due to increased sales commission expense on increased sales, as well as increased sales and marketing expenses due to efforts to promote BIOPRO Technology and expand international operations.

Included in the Company’s consolidated results for 2006 are revenues and expenses from its three controlled subsidiaries, BIOPRO Australasia Pty., Ltd, operating the Company’s Direct Sales division in Australia and New Zealand, BIOPRO Asia, Inc., operating the Company’s Direct Sales division in the Philippines, and SRA Marketing, Inc., its subsidiary for the Direct Response Shopping Network. During the three months ended March 31, 2006, 9% of total revenues came from BIOPRO Australia, 1% from BIOPRO Asia and 9% from SRA Marketing.

Commenting on the Q1 2006 results, Ray W. Grimm, FemOne’s chief executive officer states: “We are very pleased with having increased our revenues in the first quarter of 2006 by 54% over the first quarter in 2005. We are also showing our continued momentum to grow revenues quarterly by increasing our revenues by over 20% from the fourth quarter of 2005.” “Our consolidated net loss, before the non-cash effects of the accounting treatment of our convertible financings, is continuing to decrease and is approximately 20% less than our net loss from operations for the fourth quarter of 2005, proving our ability to not only grow our sales, but reaching our goal of profitability in the near future.”

The information contained in this press release should be read in connection with the Company’s Quarterly Report on Form 10-QSB for the period ended March 31, 2006 and its Annual Report on Form 10-KSB for the year ended December 31, 2005. The Report from the Company’s Independent Registered Public Accounting Firm contained in the Company’s Annual Report on Form 10-KSB includes an explanatory paragraph as to the Company’s ability to continue as a going concern and other information necessary for an understanding of the Company.

About FemOne, Inc.
FemOne, Inc. (OTCBB: FEMO), based in Carlsbad, California is a sales and marketing company with distribution in the United States, Canada, Australia, New Zealand, the Philippines and South Africa. More information about FemOne and its products can be found on the company's web sites at www.femone.com or www.bioprotechnology.com, by e-mail at FEMOIR@femone.com or by calling FemOne Inc. at (760) 448-2498.

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company’s operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company’s dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements

- Tables Follow -

FemOne, Inc.
Consolidated Statements of Operations
For the Three Months ended March 31, 2006 and 2005
(Unaudited)

	Three Months Ended March 31,
	2006	2005
REVENUES
Product sales	$2,695,730	$1,752,627
Cost of sales	584,340	446,308
GROSS PROFIT	2,111,390	1,306,319

EXPENSES
Sales commissions	1,061,636	744,285
Order fulfillment costs	255,615	137,757
Sales and marketing	725,226	531,033
General and administrative	608,724	430,815
Total operating expenses	2,651,201	1,843,890
NET LOSS FROM OPERATIONS	(539,811)	(537,571)

OTHER INCOME (EXPENSE)
Amortization of debt discount	(479,303)	(564,374)
Loss on warrant derivative liability	(1,859,201)	--
Gain on extinguishment of debt	1,101,070	--
Interest and finance charges	(145,433)	(148,877)
Other income (expense)	1,645	871
Total other income (expense)	(1,381,222)	(712,380)

LOSS BEFORE MINORITY INTEREST AND INCOME TAX EXPENSE	(1,921,033)	(1,249,951)

MINORITY INTEREST IN SUBSIDIARIES	(3,218)	(38,294)
INCOME TAX EXPENSE	(6,000)	--

NET LOSS	$(1,930,251)	$(1,288,245)

NET LOSS PER COMMON SHARE - Basic and Diluted	$(0.02)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING- Basic and Diluted	118,796,973	36,501,733

FemOne, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets
Cash	$334,659	$314,656
Accounts receivable	89,839	137,372
Accounts receivable, related party	24,663	29,195
Inventory	603,733	729,629
Inventory deposits	41,946	118,361
Prepaid and other current assets	178,193	126,857
Prepaid management fee- related party	3,500	--
Total current assets	1,276,533	1,456,070

Property and equipment, net	187,440	192,960

Other assets
Intangible assets, net	207,064	212,149
Deferred debt issue costs	186,630	237,172
Deposits	176,324	177,661
Total other assets	570,018	626,982
Total assets	$2,033,991	$2,276,012

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,034,789	$769,184
Accrued interest, related party	--	114,792
Accrued interest, convertible notes	319,889	225,368
Accrued commissions	347,562	269,453
Accrued payroll and payroll tax	189,221	147,418
Accrued bonus	118,631	122,089
Deferred compensation	45,769	95,944
Deferred rent	52,844	51,435
Notes payable - related parties	--	339,159
Warrant derivative liability	2,078,690	219,489
Convertible notes payable, net	116,098	1,677,505
Total current liabilities	4,303,493	4,031,836
Long-term liabilities
Minority interest in subsidiaries	55,497	52,279
Total liabilities	4,358,990	4,084,115

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock, 500,000,000 common shares, $0.001 par value, authorized, 157,285,122 and 111,707,051 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	157,286	111,708
Additional paid in capital	7,893,181	6,529,428
Accumulated deficit	(10,392,211)	(8,461,960)
Accumulated other comprehensive income	16,745	12,721
Total stockholders’ equity (deficit)	(2,324,999)	(1,808,103)

Total liabilities and stockholders’ equity (deficit)	$2,033,991	$2,276,012